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                                                                      Exhibit 99

[GRAPHIC OMITTED: Neoware Logo]
                                                                   PRESS RELEASE


               Neoware Systems Announces Private Equity Financing


         KING OF PRUSSIA, PA, July 10, 2003 -- Neoware Systems, Inc. (Nasdaq:NWRE), the leading supplier of software, services, and thin client appliances, announced today that it has entered into agreements to sell shares of its common stock to institutional investors.

         The agreements reflect a private placement transaction for 1.5 million shares at a per share price of $17.50, which represents a premium of 10% to the Company's average closing price over the preceding 15-day period. C.E. Unterberg, Towbin and Emerging Growth Equities, Ltd. acted as placement agents for the offering.

         The Company expects to use the net proceeds of the financing to replenish funds that were used in connection with its acquisition of the Pericom host access software business and for potential future acquisitions.

         The offer and sale of the securities being sold by Neoware in the private placement have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration, unless an exemption from applicable registration requirements is available. However, the Company has agreed to file a registration statement for the resale of the shares of common stock. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.


About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at http://www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.




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Neoware is a registered trademark of Neoware Systems, Inc. All other names, products and services are trademarks or registered trademarks of their respective holders.


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected completion of the private placement and future acquisitions. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include our inability to consummate the private placement, timing and receipt of future orders, our timely development and customers' acceptance of our products, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, adverse changes in customer order patterns, our ability to identify and successfully consummate and integrate future acquisitions, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2002 and Form 10-Q for the quarter ended March 31, 2003.

                                      # # #

Investor Relations Contact:                            For:
Cameron Associates                                     Neoware Systems, Inc.
Kevin McGrath                                          Keith Schneck, CFO
(212)245-8000 x 203                                    (610)277-8300
email: kevin@cameronassoc.com                          email: invest@neoware.com
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